EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended November 30, 2012

Current Month                        Rolling Performance*       Rolling Risk Metrics* (Dec 2007 – Nov 2012)

Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.7%	-0.6%	-6.6%	-6.7%	-6.4%	-1.4%	2.5%	-1.4%	11.6%	-22.9%	-0.1	-0.2
B**	0.7%	-0.7%	-7.2%	-7.3%	-7.1%	-2.1%	N/A	-2.1%	11.6%	-24.9%	-0.1	-0.3
Legacy 1***	0.7%	-0.4%	-4.6%	-4.5%	-4.5%	N/A	N/A	-3.7%	11.1%	-18.1%	-0.3	-0.5
Legacy 2***	0.7%	-0.5%	-4.9%	-4.8%	-4.8%	N/A	N/A	-4.1%	11.1%	-18.6%	-0.3	-0.5
Global 1***	0.7%	-0.4%	-4.0%	-4.0%	-5.6%	N/A	N/A	-4.7%	10.6%	-17.5%	-0.4	-0.6
Global 2***	0.7%	-0.5%	-4.3%	-4.2%	-5.9%	N/A	N/A	-5.0%	10.5%	-18.4%	-0.4	-0.6
Global 3***	0.7%	-0.6%	-5.8%	-5.9%	-7.6%	N/A	N/A	-6.7%	10.5%	-23.5%	-0.6	-0.8

S&P 500 Total Return Index****	0.6%	0.6%	15.0%	16.1%	11.3%	1.3%	6.4%	1.3%	19.0%	-48.8%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	0.8%	1.3%	5.8%	9.0%	12.3%	10.0%	8.3%	10.0%	13.1%	-12.3%	0.8	1.4

*          Performance metrics are calculated using month-to-date performance estimates.  All performance data is subject to verification.
**        Units began trading in August 2003.
***      Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	23%					23%
Energy	11%	Long	Brent Crude Oil	3.0%	Long	11%	Long	Brent Crude Oil	3.1%	Long
			Gasoline Blendstock	2.0%	Long			Gasoline Blendstock	2.0%	Long
Grains/Foods	7%	Long	Corn	1.7%	Long	7%	Long	Corn	1.7%	Long
			Sugar	1.4%	Short			Sugar	1.4%	Short
Metals	5%	Long	Silver	1.3%	Long	5%	Long	Silver	1.3%	Long
			Copper	0.6%	Long			Copper	0.6%	Long
FINANCIALS	77%					77%
Currencies	23%	Short $	Japanese Yen	3.4%	Short	23%	Short $	Japanese Yen	3.5%	Short
			Australian Dollar	2.3%	Long			Australian Dollar	2.3%	Long
Equities	30%	Long	S&P 500	5.0%	Long	30%	Long	S&P 500	5.1%	Long
			Dax Index	4.0%	Long			Dax Index	4.1%	Long
Fixed Income	24%	Long	Bunds	4.6%	Long	24%	Long	Bunds	4.6%	Long
			U.S. 10-Year Treasury Notes	4.1%	Long			U.S. 10-Year Treasury Notes	4.1%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas prices fell nearly 9% as a bullish supply report from the U.S. Energy Information Administration put pressure on prices.  Data showing an increase in active U.S. natural gas rigs and an unexpected increase in U.S. inventories contributed to declines.  Crude oil registered modest gains due to a late-week rally spurred by news U.S.  officials were making progress in talks surrounding the impending fiscal cliff situation.

Grains/Foods
Soybean prices rose to 2-week highs because of forecasts for ongoing droughts in key Brazilian farming regions.  Heavy buying by large commodity funds also supported soybean prices.  Foods markets, including sugar and lean hogs, rallied as speculators believed bullish macroeconomic news would support demand.

Metals
Gold and silver prices both fell in excess of 2% as demand for inflation-hedging assets declined amidst intraweek U.S. dollar strength.  Copper markets posted the biggest weekly gain since September as bullish Chinese confidence data supported hopes for increased industrial demand from the region.  Optimistic housing data in the U.S. also provided support to copper prices.

Currencies
The Japanese yen fell to an 8-month low versus the U.S. dollar due to beliefs Japan will continue to ease monetary policy.  The euro strengthened against counterparts as Eurozone officials agreed on a new bailout plan that would make €34.4 billion available to Greece.  Higher-yielding currencies, including the Australian and New Zealand dollars, posted losses near week-end due to a lack of finality to the U.S. fiscal cliff situation.

Equities
The German Dax Index finished nearly 1.5% higher because of bullish economic data from Europe, including strong UK confidence data and better-than-expected demand during an Italian debt auction. The news of a new bailout deal for Greece also played a major role in supporting share prices.

Fixed Income
U.S. Treasury markets finished modestly higher as news U.S. lawmakers were farther apart than expected on resolving the U.S. fiscal cliff spurred safe-haven demand.  Bund prices also rose due to declines in Spanish and French bond yields, which drove investors towards safer German fixed-income products.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.